UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2017

LITHIUM EXPLORATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54881	06-1781911
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3800 N Central Avenue, Suite 820, Phoenix, AZ	85012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 641-4790

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

ITEM 3.02	Unregistered Sales of Equity Securities.

Effective February 3, 2017, we entered into a securities purchase agreement with JDF Capital Inc. pursuant to which we have issued to JDF, in consideration for $73,500 (plus $5,000 in legal fees) a 12 month, 10% discounted convertible promissory note in the amount of $80,850. The promissory note bears interest at the rate of 10% per annum and is convertible into shares of our common stock at a price per share equal to a 50% discount to the lowest trading price of our common stock reported on the OTC Markets during the 20 trading days preceding the applicable notice of conversion.

Effective March 1, 2017, we entered into a securities purchase agreement with Concord Holding Group, LLC pursuant to which we have issued to Concord, in consideration for $164,750, a 12 month, 10% discounted convertible promissory note in the amount of $183,056. The promissory note bears interest at the rate of 10% per annum and is convertible into shares of our common stock at a price per share equal to the lesser of $0.005 or a 50% discount to the lowest trading price of our common stock reported on the OTC Markets during the 20 trading days preceding the applicable notice of conversion.

Also effective March 1, 2017, we entered into a securities purchase agreement with JDF Capital Inc. pursuant to which we have issued to JDF, in consideration for $164,736 (plus $6,336 in legal fees) a 12 month, 10% discounted convertible promissory note in the amount of $181,209. The promissory note bears interest at the rate of 10% per annum and is convertible into shares of our common stock at a price per share equal to a 50% discount to the lowest trading price of our common stock reported on the OTC Markets during the 20 trading days preceding the applicable notice of conversion.

Effective March 13, 2017, we entered into a securities purchase agreement with Concord Holding Group, LLC pursuant to which we have issued to Concord, in consideration for $78,000, a 12 month, 10% discounted convertible promissory note in the amount of $85,800. The promissory note bears interest at the rate of 10% per annum and is convertible into shares of our common stock at a price per share equal to the lesser of $0.005 or a 50% discount to the lowest trading price of our common stock reported on the OTC Markets during the 20 trading days preceding the applicable notice of conversion.

Effective March 20, 2017, we entered into a securities purchase agreement with JDF Capital Inc. pursuant to which we have issued to JDF, in consideration for $78,000 (plus $3,000 in legal fees) a 12 month, 10% discounted convertible promissory note in the amount of $85,800. The promissory note bears interest at the rate of 10% per annum and is convertible into shares of our common stock at a price per share equal to a 50% discount to the lowest trading price of our common stock reported on the OTC Markets during the 20 trading days preceding the applicable notice of conversion.

Effective March 28, 2017, we entered into a securities purchase agreement with Concord Holding Group, LLC pursuant to which we have issued to Concord, in consideration for $128,800, a 12 month, 10% discounted convertible promissory note in the amount of $141,680. The promissory note bears interest at the rate of 10% per annum and is convertible into shares of our common stock at a price per share equal to the lesser of $0.005 or a 50% discount to the lowest trading price of our common stock reported on the OTC Markets during the 20 trading days preceding the applicable notice of conversion.

We issued the above described promissory notes to Concord Holding Group, LLC and JDF Capital Inc. in reliance on Rule 506 of Regulation D of the Securities Act of 1933, as amended, on the basis that each Concord and JDF represented to our company that they are an “accredited investor” as such term is defined in Rule 501(a) of Regulation D.

Item 9.01	Financial Statements and Exhibits

10.1	Securities Purchase Agreement dated February 3, 2017 with JDF Capital Inc.

10.2	Convertible Promissory Note dated February 3, 2017 issued to JDF Capital Inc.

10.3	Securities Purchase Agreement dated March 1, 2017 with JDF Capital Inc.

10.4	Convertible Promissory Note dated March 1, 2017 issued to JDF Capital Inc.

10.5	Securities Purchase Agreement dated March 1, 2017 with Concord Holding Group, LLC.

10.6	Convertible Promissory Note dated March 1, 2017 with Concord Holding Group, LLC.

10.7	Securities Purchase Agreement dated March 13, 2017 with Concord Holding Group, LLC.

10.8	Convertible Promissory Note dated March 13, 2017 with Concord Holding Group, LLC.

10.9	Securities Purchase Agreement dated March 20, 2017 with JDF Capital Inc.

10.10	Convertible Promissory Note dated March 20, 2017 issued to JDF Capital Inc.

10.11	Convertible Promissory Note dated March 28, 2017 with Concord Holding Group, LLC.

10.12	Securities Purchase Agreement dated March 28, 2017 with Concord Holding Group, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIUM EXPLORATION GROUP, INC.

/s/AlexanderWalsh
Alexander Walsh
President and Director

Date: April 24, 2017